                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported)         May 30, 1996
                                                -------------------------------

                         PEDIATRIX MEDICAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)


                                    FLORIDA
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                 (State or other jurisdiction of incorporation)


           0-26762                                        65-0271219
  -------------------------                    -------------------------------
  (Commission File Number)                    (IRS Employer Identification No.)


                              1455 NORTHPARK DRIVE
                              FT. LAUDERDALE, FLORIDA                  33326
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                      (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code      (954) 384-0175
                                                   ----------------------------


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         (Former name or former address, if changed since last report)





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ITEM 5.       OTHER EVENTS

              On May 30, 1996, Pediatrix Medical Group of Texas, P.A., a Texas professional association ("Buyer"), which is a separate legal entity that contracts with Pediatrix Medical Group, Inc., a Florida corporation (the "Registrant"), acquired the Purchased Assets (as defined) of West Texas Neonatal Associates, a Texas general partnership ("WTNA"). The aggregate purchase price for the Purchased Assets was $5.25 million. The amount of consideration paid for the Purchased Assets was determined through arms' length negotiations among representatives of the Registrant and WTNA. The foregoing summary is qualified in its entirety by the copy of the Asset Purchase Agreement attached hereto as an exhibit.

              The source of the consideration paid was a portion of the proceeds from the Registrant's initial public offering completed in September 1995.


ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

              (a)         FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                          Not applicable.

              (b)         PRO FORMA FINANCIAL INFORMATION

                          Not applicable.

              (c)         EXHIBITS

                            2.1 Asset Purchase Agreement, dated May 30, 1996, among Buyer, the Registrant, WTNA and the partners of WTNA.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   PEDIATRIX MEDICAL GROUP, INC.


Dated:   June 12, 1996                             By: /s/ Lawrence M. Mullen
                                                       ------------------------
                                                       Lawrence M. Mullen
                                                       Chief Financial Officer





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                                 EXHIBIT INDEX




EXHIBIT NO.                                    EXHIBIT NAME
- -----------                                    ------------
2.1                                        Asset Purchase Agreement, dated May 30, 1996, among Buyer, the Registrant, WTNA and the partners of WTNA.





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